Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 27, 2017, in this Registration Statement on Form S-1 and related Prospectus of IPSCO Tubulars Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

January 12, 2018